SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2004

Date of Report

(Date of earliest event reported)

RITA Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.

Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 314-3400

(Registrant’s telephone number, including area code)

Item 1. Changes in Control of Registrant

See Item 2.

Item 2. Acquisition or Disposition of Assets.

On July 29, 2004, RITA Medical Systems, Inc., a Delaware corporation, completed its acquisition of Horizon Medical Products, Inc., a Georgia corporation. Pursuant to the Agreement and Plan of Merger dated May 12, 2004, by and among RITA, Hornet Acquisition Corp., a Delaware corporation and Horizon, or the Merger Agreement, RITA acquired Horizon for approximately 18.7 million shares of RITA common stock, as well as approximately 3.8 million additional shares of RITA common stock that will be subject to Horizon stock options and warrants assumed by RITA in the merger. Pursuant to the Merger Agreement, at the closing, Hornet Acquisition Corp., a newly formed, wholly owned subsidiary of RITA, merged with and into Horizon, with Horizon surviving as a wholly owned subsidiary of RITA. The terms of the Merger Agreement, including the amount of consideration, was determined through arms-length negotiations among the parties. No material relationship previously existed between the parties or any of their respective directors or officers.

At the closing, the outstanding shares of Horizon common stock were converted into the right to receive an aggregate of approximately 18.7 million shares of RITA common stock, determined in accordance with the Merger Agreement by multiplying the outstanding shares of Horizon common stock by 0.4212.

The shares of RITA common stock received by Horizon shareholders (excluding options and warrants) represent approximately 51% of the outstanding common stock of RITA immediately following the closing.

All unexercised and unexpired options and warrants to purchase shares of Horizon common stock outstanding at the closing were assumed and converted into options and warrants to purchase shares of RITA common stock. Consequently, approximately 3.8 million additional shares of RITA common stock are subject to Horizon stock options and warrants assumed in the merger.

The outstanding Horizon options and warrants will continue to be exercisable and vest subject to the terms and conditions applicable to them before the closing, except that, prior to the closing, Horizon accelerated the vesting of the remaining unvested portion of all Horizon stock options.

Shares of RITA common stock issued as consideration in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended, or the Securities Act, except for shares of RITA common stock issued to any Horizon shareholder that is, or is expected to be, an “affiliate” of RITA or Horizon for purposes of Rule 145 of the Securities Act. Persons that may be deemed to be “affiliates” of RITA or Horizon for such purposes generally include individuals or entities that control, are controlled by, or are under common control with, RITA or Horizon, respectively, and will include the directors and executive officers of RITA and Horizon, respectively. Certain affiliates of RITA and Horizon executed a Lock-up Agreement with RITA and Horizon to the effect that such affiliates will not transfer any shares of RITA common stock for a certain period following the merger, except pursuant to an effective registration statement under the Securities Act or in a transaction not required to be registered under the Securities Act.

RITA has registered for resale approximately 10.5 million shares of RITA common stock issued as merger consideration to certain former Horizon shareholders, including all such Rule 145 affiliates. All of such shares will be immediately available for resale pursuant to such registration statement.

The foregoing description is subject to, and qualified in its entirety by, the Merger Agreement, the Form of Voting Agreement and the Form of Lock-up Agreements filed as exhibits hereto and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

The required financial statements of Horizon Medical Products, Inc. are filed as an exhibit to this report and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The required pro forma financial information is filed as an exhibit to this report and is incorporated by reference herein.

(c)	Exhibits.

The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA Medical Systems, Inc.

Date: August 9, 2004	By:	/s/ Joseph DeVivo
Joseph DeVivo
President and Chief Executive Officer

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among RITA Medical Systems, Inc., a Delaware corporation, Hornet Acquisition Corp., a Delaware corporation and Horizon Medical Products, Inc., a Georgia corporation, dated as of May 12, 2004, including exhibits thereto, is incorporated by reference herein to the Registrant’s Current Report on Form 8-K dated May 14, 2004 (File No. 000-30959).

10.1	Form of Voting Agreement entered into by RITA Medical Systems, Inc., a Delaware corporation, with each of Vincent Bucci, Joseph DeVivo, John Gilbert, Scott Halsted, Wesley E. Johnson, Jr., Randy Lindholm, Donald Stewart, Darrin Uecker, Lynn Saccoliti, Stephen Pedroff, Juan Soto and Morgan Stanley Venture Partners is incorporated by reference herein to the Registrant’s Current Report on Form 8-K dated May 14, 2004 (File No. 000-30959).

10.2	Form of Lock-Up Agreement entered into by into by RITA Medical Systems, Inc., a Delaware corporation and Horizon Medical Products, Inc., a Georgia corporation, with Morgan Stanley Venture Partners is incorporated by reference herein to the Registrant’s Current Report on Form 8-K dated May 14, 2004 (File No. 000-30959).

10.3	Form of Lock-Up Agreement entered into by into by RITA Medical Systems, Inc., a Delaware corporation and Horizon Medical Products, Inc., a Georgia corporation, with each of ComVest Venture Partners, L.P., Marshall B. Hunt and Medtronic, Inc. is incorporated by reference herein to the Registrant’s Current Report on Form 8-K dated May 14, 2004 (File No. 000-30959).

23.1	Consent of Grant Thornton LLP

23.2	Consent of PricewaterhouseCoopers LLP

99.1	Financial Statements of Horizon Medical Products, Inc.

99.2	Pro Forma Condensed Combined Financial Information.